SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

___  Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
_X_  Definitive Information Statement

                         DATALINK SYSTEMS CORPORATION
               (Name of Registrant as Specified in Its Charter)

                          DATALINK SYSTEMS CORPORATION
                         1735 Technology Way, Suite 790
                           San Jose, California  95110
                                (408) 367-1700

                         -------------------------------
                              INFORMATION STATEMENT
                         -------------------------------

                   ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
                         SPECIAL MEETING OF SHAREHOLDERS

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                         REQUESTED NOT TO SEND US A PROXY

                         -------------------------------

     This Information Statement will be first sent or given to shareholders of Datalink Systems Corporation (the "Company") on or about January 15, 1998, in connection with the actions which will be taken pursuant to the consent of shareholders of approximately 52% of the voting power of the Company's outstanding common and preferred stock by written consent in lieu of holding a special meeting of shareholders dated January 8, 1998.

     On January 8, 1998, shareholders holding 10,582,523 shares of the Company's $.001 par value common stock (the "Common Stock"), and 141,558 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), signed written consents approving a one for ten (1 for 10) reverse split of the Company's outstanding Common Stock and an increase in the number of shares of Common Stock subject to options under the Company's 1996 Stock Option Plan from 300,000 to 500,000 after the reverse split. On January 8, 1998, there were 20,182,925 shares of Common Stock issued and outstanding, and 2,740,000 shares of Preferred Stock outstanding.

     Pursuant to the provisions of the Nevada General Business Corporation Law, any action which can be taken at a meeting of shareholders may be taken without a meeting if written consents thereto are signed by shareholders holding at least a majority of the voting power. Such consents have been executed by shareholders holding 52% of the voting power of the Company's shareholders.

     Rule 14c-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, requires that the Company prepare an Information Statement containing certain information related to the actions approved by written consent of a majority of the voting power, and to mail the information statement to the Company's shareholders at least 20 calendar days prior to the date on which the corporate action is taken.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 19, 1997, as to the shares of the Common Stock beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's Common Stock, each of the Company's Directors and by all of the Company's Directors and Executive Officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

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                                    Amount and
  Name and Address                 Nature of Bene-
Of Beneficial Owner               ficial Ownership      Percent of Class<FN1>
-------------------               ----------------      --------------------
Anthony LaPine                     7,150,000<FN2>              25.2%
1735 Technology Way, Suite 7900    8,243,826<FN3>
San Jose, California  95125

Nicholas Miller                    2,933,333<FN4>               6.2%
1590-1500 West Georgia Street
Vancouver, B.C.
Canada  V6G 2Z6

Dr. Gene M. Amdahl                   100,000<FN5>                .2%
385 Moffet Park Drive, Suite 210
Sunnyvale, CA  94089

Marshall Geller                      100,000<FN5>                .2%
1875 Century Park East, Suite 2200
Los Angeles, CA  90067

Robert Wilson                        100,000<FN5>                .2%
Building 2, Suite 220
3000 San Hill Road
Menlo Park, CA  94025

Peter A. Allard                    3,249,167<FN6>               6.7%
Seawatch, The Garden
St. James, Barbados
British West Indies

Commonwealth Associates           10,443,826<FN7>              22.0%
830 Third Avenue
New York, NY 10022

All Officers and Directors        18,627,159<FN2><FN3>         30.1%
as a Group (6 Persons)                   <FN4>
___________________

<FN1>
For the purposes of this table, the Company's Common Stock and Series A Convertible Preferred Stock are considered as a single class.
<FN2>
Includes 700,000 shares underlying currently exercisable options held by Mr. LaPine; 250,000 shares underlying currently exercisable options held by Mr. LaPine's wife, Pamela LaPine; 2,800,000 shares underlying 280,000 shares of Series A Convertible Preferred Stock, and 1,400,000 shares underlying warrants held by Mr. LaPine. Does not include 2,000,000 shares underlying warrants which are not exercisable within 60 days.
<FN3>
Represents 8,243,826 shares which are issuable upon the exercise of warrants owned by Commonwealth Associates for which Mr. LaPine has been given a one year irrevocable proxy to vote if the warrants are exercised. The proxy expires on November 13, 1998; however, the proxy will also terminate upon the death or disability of Mr. LaPine or his no longer serving as the Chairman or Chief Executive Officer of the Company, and it will terminate at such time as Commonwealth Associates and its affiliates beneficially owns less than 10% of the outstanding common stock of the Company.
                                2

<FN4>
Includes 700,000 shares underlying currently exercisable options held by Mr. Miller, 150,000 shares held by Arundel Holdings, a company owned by Mr. Miller and his wife, and 937,500 shares held by Mr. Miller's wife, Linda Fraser.
Does not include 2,000,000 shares underlying warrants which are not exercisable within 60 days.
<FN5>
Represents shares underlying options.
<FN6>
Includes 1,000,000 shares underlying warrants held by Mr. Allard, and 100,000 shares held by Euphemia Trust.
<FN7>
Includes 1,000,000 shares of Common Stock and 8,243,826 shares underlying currently exercisable warrants held by Commonwealth Associates, and 1,200,000 shares held by affiliates of Commonwealth Associates. Commonwealth Associates has granted a one year irrevocable proxy to Mr. LaPine to vote the shares which are issuable upon the exercise of the warrants. See footnote (3) above.

                                REVERSE STOCK SPLIT

     The Board of Directors has proposed, subject to Shareholder approval, a reverse split of the outstanding shares of the Company's Common Stock of one for ten (1 for 10). In connection with the reverse split, the Company's Articles of Incorporation will be amended by reducing the number of shares of authorized Common Stock from 80,000,000 to 8,000,000, and the par value of the Common Stock will be increased from $.001 per share to $.01 per share. The number of authorized shares of Preferred Stock will remain at 5,000,000 shares.

     There are presently 20,182,925 shares of Common Stock outstanding, and the reverse split will therefore reduce this number to approximately 2,019,000 shares. No fractional shares will be issued and instead a whole share will be issued to any shareholder entitled to a fraction of a share.

     On January 8, 1998, shareholders holding 10,582,523 shares of the Company's Common Stock and 141,558 shares of the Company's Preferred Stock, or 52% of the voting power, signed shareholder consent minutes which approved the one for ten reverse stock split.

     The reverse split is being proposed because the Board of Directors believes that the current per share price level adversely affects the marketability of the Company's Common Stock. With the recently enacted regulations dealing with "designated securities" it is very difficult to find any brokerage firm which will trade or make a market in a stock which is not listed on NASDAQ or one of the exchanges and which trades below $5.00 per share. (The Company's stock has traded recently in the $.35 to $.70 range.) The Company intends to apply for a listing on NASDAQ (or one of the exchanges), and in order to apply for a NASDAQ listing, the stock must trade over $4.00 per share. There can be no assurance that the price will remain over $4.00 after the reverse split.

     A reverse stock split has no federal income tax consequences in that it is a non-taxable distribution of the Company's Common Stock under Section 305 of the Internal Revenue Code. A shareholder's basis in each ten shares before the reverse split will become the basis in one share after the reverse split.

                       AMENDMENT TO THE 1996 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     On June 10, 1996, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1996 Plan") and the Company's shareholders approved the 1996 Plan on June 14, 1996. The Board of Directors believes that the 1996 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes the 1996 Plan enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1996 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. Prior to the proposed amendment, the total number of shares of Common Stock subject to options under the 1996 Plan may not exceed 3,000,000, subject to adjustment in the event of certain recapitalization, reorganization and similar transactions.

     The Board of Directors may amend the 1996 Plan at any time, provided that the Board of Directors may not amend the 1996 Plan to materially increase the number of shares available under the 1996 Plan, materially increase the benefits accruing to Participants under the 1996 Plan, or materially change the eligible class of employees without shareholder approval.

AMENDMENT

     On January 8, 1998, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the 1996 Plan from 3,000,000 to 5,000,000 (or from 300,000 to 500,000 after adjusting for the 1 for 10 reverse split). The Board of Directors believes that the proposed increase is necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company's success.

     As of January 8, 1998, stock options to purchase up to 3,504,426 shares of Common Stock are outstanding under the 1996 Plan, and options to purchase 127,200 shares of Common Stock have been exercised. Of these options, options to purchase 631,626 shares of Common Stock are contingent on the approval of the amendment to the 1996 Plan.

     On January 8, 1998, shareholders holding 10,582,523 shares of the Company's Common Stock and 141,558 shares of the Company's Preferred Stock, or 52% of the total voting power, signed shareholder consent minutes which approved the increase in the number of shares of Common Stock subject to options under the 1996 Plan.

                     DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                 FOR THE ANNUAL MEETING TO BE HELD IN SEPTEMBER 1998

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in September 1998 must be received at the offices of the Company, Datalink Systems Corporation, 1735 Technology Way, Suite 790, San Jose, California 95110, on or before April 8, 1998, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                           ANTHONY N. LAPINE, PRESIDENT

San Jose, California
January 9, 1998
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